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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                 FORM 8-A12G/A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

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                                Joy Global Inc.
             (Exact name of registrant a specified in its charter)

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              Delaware                                   39-1566457
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

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100 East Wisconsin Avenue, Suite #2780,                    53202
        Milwaukee, Wisconsin                             (Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                                                     [333-     ]
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                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on which
         to be so Registered                  Each Class is to be Registered
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                 N/A                                         N/A
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Securities to be registered pursuant to Section 12(g) of the Act:

                         10.75% Senior Notes Due 2006
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                                (Title of class)

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Explanatory Note.

     Joy Global Inc. (the "Registrant") is filing this pre-effective amendment (this "Amendment") in anticipation of listing its 10.75% Senior Notes Due 2006 (the "Notes") on the NASDAQ Stock Market. The Registrant files this Amendment in order to change its cover sheet to its Form 8-A filed on July 12, 2001. Specifically, this Amendment clarifies that the Registrant seeks to register the Notes pursuant to Section 12(g) of the Exchange Act.


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 31, 2001                                Joy Global Inc.
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                                                    (Registrant)

                                  By:
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                                  Name:  Eric B. Fonstad
                                  Title: Secretary and Associate General Counsel

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